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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Anacor Pharmaceuticals, Inc. for the registration of up to $50,000,000 of any combination of common stock, preferred stock, debt securities and warrants and to the incorporation by reference therein of our reports dated March 18, 2013, with respect to the financial statements of Anacor Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Anacor Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California
August 23, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM